UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )
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REALNETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR
THE 2009 ANNUAL MEETING OF SHAREHOLDERS
To be held on September 21, 2009 at 2:00 p.m. (PDT)
At the Bell Harbor International Conference Center, 2211 Alaskan Way, Seattle, Washington, 98121

To Our Shareholders:

This supplement provides updated and amended information with respect to our 2009 Annual Meeting of Shareholders (the “Annual Meeting”) and is being mailed on or about September 14, 2009 to all shareholders entitled to vote at the Annual Meeting. Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement dated August 12, 2009 remains accurate and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The purpose of this supplement is to revise the list of nominees for election to our Board of Directors as set forth in the Notice of Annual Meeting and Proxy Statement dated August 12, 2009. As of September 9, 2009, John Chapple resigned from our Board of Directors and will no longer be a nominee for election to our Board of Directors. Mr. Chapple was identified as a director in the Proxy Statement and had been nominated for election as a Class 3 director at the Annual Meeting.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.  This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Chapple will no longer be standing for election as a director. No votes received prior to or after the date of this supplement will be counted for or against the election of Mr. Chapple to our Board of Directors.

Our 2008 Annual Report, 2009 Proxy Statement and this supplement can be viewed at http://www.proxydocs.com/rnwk in accordance with the rules of the U.S. Securities and Exchange Commission.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert Kimball
Executive Vice President, Corporate Development
and Law, General Counsel and Corporate Secretary

Seattle, Washington
September 11, 2009

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, and in case you have not already done so, you are urged to vote online, by telephone or by completing and mailing the proxy card that was enclosed with your Proxy Statement as promptly as possible. For specific instructions for voting online, by telephone or by mail, please see the proxy card. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

SUPPLEMENTAL INFORMATION

Resignation of John Chapple and Reduction in Size of the Board of Directors

As of September 9, 2009, John Chapple resigned from our Board of Directors. Mr. Chapple was standing for election at the Annual Meeting as a Class 3 director to serve until the 2012 annual meeting of shareholders.

On September 9, 2009, our Board of Directors reduced the size of the Board from seven directors to six directors in order to eliminate the vacancy created by Mr. Chapple’s resignation. Accordingly, the Board now includes six directors who are divided into three classes with overlapping three-year terms. The Class 1 directors, whose terms expire in 2010, are Eric A. Benhamou, Edward Bleier and Kalpana Raina. The Class 2 directors, whose terms expire in 2011, are Jonathan D. Klein and Pradeep Jotwani. The sole Class 3 director, whose term expires at the Annual Meeting, is Robert Glaser. Certain provisions of our Amended and Restated Articles of Incorporation require that the number of directors in each class be as equal as possible. In order to comply with these provisions, after the Annual Meeting, our Board will either (a) reallocate the classes of directors or (b) increase the size of the Board to seven directors and elect a second Class 3 director. If the Board decides to maintain the size of the Board at six directors and reallocate the classes of directors, following such reallocation, in accordance with the requirements of Washington law, any directors appointed to a new class will be nominated for election at our 2010 annual meeting of shareholders for the remainder of the term of their new class. If the Board increases the size of the Board and appoints a new Class 3 director, the new Class 3 director will be nominated for election at our 2010 annual meeting of shareholders to serve until 2012, the expiration of the term for Class 3 directors.

As a result of Mr. Chapple’s resignation, only two directors will stand for election at the Annual Meeting. As more fully described in the Proxy Statement, our Board of Directors has nominated Robert Glaser as a Class 3 director whose term, if elected, will expire in 2012, and Pradeep Jotwani as a Class 2 director to serve for the remainder of the class term expiring in 2011. Our Board of Directors unanimously recommends that you vote your shares “for” both of these nominees to our Board of Directors.

VOTING; REVOCABILITY OF PROXIES

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.  Proxies that have already been received by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies received before the Annual Meeting will be voted for the directors nominated by the Board of Directors as instructed by the proxies, except that votes will not be cast for or against Mr. Chapple as he is no longer a nominee for election to the Board of Directors.

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing and submitting a new proxy card with a later date, by delivering a written notice of revocation to our Corporate Secretary at our principal offices at 2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121 or by attending the Annual Meeting and voting in person (as described in the Proxy Statement). Attending the Annual Meeting will not revoke your proxy unless you specifically request it. If you hold your shares through a broker or other intermediary, you must request a legal proxy from your broker in order to vote at the Annual Meeting.

If you desire to revoke your proxy and change your vote but no longer have the proxy card that was included with the Proxy Statement, you may obtain a new proxy card by contacting your broker or, if your shares are not held through a broker, by contacting RealNetworks at 1-206-892-6320.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors knows of no matters other than those described in the Proxy Statement to be submitted at the Annual Meeting. If any other matters come before the Annual Meeting, it is the intention of the persons named in the proxy card that you received with the Proxy Statement to vote the shares they represent as our Board of Directors may recommend.